                                                                    Exhibit 4.10

                                 FIFTH AMENDMENT
             TO THIRD AMENDED AND RESTATED SECURED CREDIT AGREEMENT


         THIS FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED SECURED CREDIT AGREEMENT (this "AMENDMENT") is entered into as of November 9, 2000, among QUANTA SERVICES, INC., a Delaware corporation ("BORROWER"), the Lenders, as defined below, and BANK OF AMERICA, N.A., f/k/a NationsBank, N.A., as administrative agent for the Lenders (in such capacity, the "AGENT"). Capitalized terms used but not defined in this Amendment have the meaning given such terms in the Credit Agreement (defined below).

                                    RECITALS

         A. The Borrower is party to that certain Third Amended and Restated Secured Credit Agreement dated as of June 14, 1999 (as amended by the First Amendment dated as of September 21, 1999, the Second Amendment dated as of March 21, 2000, the Third Amendment and Consent dated as of June 15, 2000, the Fourth Amendment dated as of October 27, 2000, and as may be amended, restated or supplemented from time to time, the "CREDIT AGREEMENT"), among the Borrower, Agent, and the lenders from time to time parties thereto (each a "LENDER" collectively, "LENDERS").

         B. The Borrower has requested that SECTION 6.15(G) of the Credit Agreement be amended to increase the Borrower's ability to make Investments in Persons other than the Borrower from $2,500,000 to $10,000,000.

         C. The Borrower has also requested that SECTION 6.15 of the Credit Agreement be amended to permit the Borrower to repurchase up to $75,000,000 of its common stock through a series of open-market transactions or in privately negotiated, off-market transactions or through one or more hedge, swap, exchange, forward, future, collar or cap arrangements, fixed price agreements or other similar arrangements or agreements.

         D. The Borrower has also requested that SECTION 6.15 of the Credit Agreement be amended to permit the Borrower to make Investments up to $60,000,000 related to "landfill gas to energy projects" and other cogeneration projects.

         E. The Borrower, Agent and the Lenders have agreed to amend the Credit Agreement to accommodate the foregoing requests, subject to the terms and conditions set out in this Amendment.

         NOW THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:

         1. Amendments. SECTION 6.15 of the Credit Agreement is hereby amended as follows:

                  a. Other Investments. SECTION 6.15(G) of the Credit Agreement is hereby amended and restated in its entirety to read as follows (with the underlined portions showing new or revised language):

                                    "(g) Investments in Persons other than
                                    Borrower or its Subsidiaries, provided that all such Investments shall not exceed $10,000,000 at any one time."

                  b. Stock Repurchase; LFGTE Investments. SECTION 6.15 of the Credit Agreement is hereby amended to delete the "and" at the end of clause (i); to delete the period at the end of clause (j); to add a semicolon and at the end of clause (j); and to add a clause (k) and a clause (l) to read as follows:

                           "(k) Investments in the Borrower in the form of repurchasing up to an aggregate amount of $75,000,000 of the Borrower's common stock through a series of open-market transactions or in privately negotiated, off-market transactions or through one or more hedge, swap, exchange, forward, future, collar or cap arrangements, fixed price agreements or other similar arrangements or agreements; and

                           (l) Investments in "landfill gas to energy" projects and other cogeneration projects, including without limitation, Investments in Network Electric Company, in any case not to exceed $60,000,000 at any time."

         2. Conditions. This Amendment shall not be effective until (a) it has been duly executed and delivered by Borrower, each Guarantor, and at least the Majority Lenders, (b) Borrower has delivered to Agent for the benefit of Lenders
(i) a certificate from the Borrower that (x) no Default or Potential Default exists under the Credit Agreement, and (y) attached thereto is a true, correct and complete copy of resolutions adopted by the Borrower's Board of Directors authorizing this Amendment, and (ii) such other documents, if any, as the Agent may reasonably request, and (c) the Borrower has delivered to Agent for the benefit of each Lender that executes and delivers this Amendment on or before November 9, 2000, an amendment fee equal to 0.03% of such Lender's Commitment.

         3. Legal Fees and Expenses. The Borrower agrees to pay the reasonable fees and expenses of counsel to Agent for services rendered in connection with the preparation, negotiation and execution of this Amendment.

         4. Representations and Warranties. The Borrower and the Guarantors represent and warrant to the Lenders that they possess all requisite power and authority to execute, deliver and comply with the terms of this Amendment, which has been duly authorized and approved by all requisite corporate action on the part of the Borrower and the Guarantors, for which no consent of any Person is required, and which will not violate their respective organizational documents, and agree to furnish the Agent with evidence of such authorization and approval upon request. The Borrower and the Guarantors further represent and warrant to the Agent and the Lenders that (a) the representations and warranties in each Credit Document to which they are a party are true and correct in all material respects on and as of the date of this Amendment as though made on the date of this Amendment (except to the extent that (i) such representations and warranties speak to a specific date or (ii) the facts on which such representations and warranties are based have been changed by transactions contemplated by the Credit Agreement), (b) it is in full compliance with all covenants and agreements contained in each Credit Document to which it is a party, and (c) no Default or Event of Default has occurred and is continuing.

         5. Scope of Amendment and Consent; Reaffirmation; Release. Except as affected by this Amendment, the Credit Documents are unchanged and continue in full force and effect. However, in the event of any inconsistency between the terms of the Credit Agreement as hereby amended and any other Credit Document, the terms of the Credit Agreement shall control and such other document shall be deemed to be amended hereby to conform to the terms of the Credit Agreement. All references to the Credit Agreement shall refer to the Credit Agreement as amended by this Amendment. The Borrower and the Guarantors hereby reaffirm their respective obligations under, and agree that, all Credit Documents to which they are a party remain in full force and effect and continue to evidence their respective legal, valid and binding obligations enforceable in accordance with their terms (as the same are affected by this Amendment). The Borrower and the Guarantors hereby release the Agent and the Lenders from any liability for actions or failures to act in connection with the Credit Documents prior to the date hereof. This Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

         6. Miscellaneous.

            (a) No Waiver of Defaults. This Amendment does not constitute a waiver of, or a consent to, any present or future violation of or default under, any provision of the Credit Documents, or a waiver of the Lenders' right to insist upon future compliance with each term, covenant, condition and provision of the Credit Documents, and the Credit Documents shall continue to be binding upon, and inure to the benefit of, the Borrower, the Guarantors, the Agent, and the Lenders and their respective successors and assigns.

            (b) Form. Each agreement, document, instrument or other writing to be furnished to the Agent under any provision of this instrument must be in form and substance satisfactory to the Agent and its counsel.

            (c) Multiple Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if all signatories have signed the same document. All counterparts must be construed together to constitute one and the same instrument.

            (d) Governing Law. This Amendment and the other Credit Documents must be construed-and their performance enforced-under Texas law.

            (e) Entirety. THE CREDIT DOCUMENTS, AS AMENDED HEREBY,
         REPRESENT THE FINAL AGREEMENT BETWEEN THE BORROWER, GUARANTORS, THE AGENT AND THE LENDERS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.


 [SIGNATURES AND GUARANTORS' CONSENT AND AGREEMENT APPEAR ON FOLLOWING PAGES.]

         EXECUTED as of the date first written above.


                                  QUANTA SERVICES, INC.


                                  By: /s/ Nick Grindstaff
                                     -------------------------------------------
                                           Nick Grindstaff
                                           Treasurer


                                  BANK OF AMERICA, N.A., as Administrative Agent


                                  By: /s/ David A. Johanson
                                     -------------------------------------------
                                           David A. Johanson, Vice President


                                  BANK OF AMERICA, N.A., as a Lender

                                  By: /s/ Craig S. Wall
                                     -------------------------------------------
                                           Craig S. Wall
                                           Senior Vice President

                                  BANK ONE, TEXAS, NATIONAL ASSOCIATION, as a Documentation Agent and as a Lender


                                  By: /s/ Greg Smother
                                     -------------------------------------------
                                           Greg Smothers, Vice President

                                  FLEET NATIONAL BANK (F/K/A BANK BOSTON, N.A.), as a Documentation Agent and as a Lender


                                  By: /s/ Michael M. Parker
                                     -------------------------------------------
                                           Michael M. Parker
                                           Managing Director


                                  CREDIT LYONNAIS NEW YORK BRANCH, as a
                                  Managing Agent and as a Lender


                                  By: /s/ Attila Koc
                                     -------------------------------------------
                                           Attila Koc
                                           Senior Vice President

                                  THE BANK OF NOVA SCOTIA, as a Managing Agent and as a Lender


                                  By: /s/ A. S. Nosworthy
                                     -------------------------------------------
                                  A. S. Nosworthy
                                  Senior team Leader Loan Operations

                                  NATIONAL CITY BANK, as a Lender


                                  By: /s/ Michael J. Durbin
                                     -------------------------------------------
                                           Michael J. Durbin
                                           Vice President


                                  LASALLE BANK NATIONAL ASSOCIATION, as a
                                  Lender


                                  By: /s/ Richard J. Kress
                                     -------------------------------------------
                                           Richard J. Kress
                                           Vice President


                                  FIRST UNION NATIONAL BANK, as a Lender


                                  By: /s/ Mark B. Felkler
                                     -------------------------------------------
                                           Mark B. Felker, Senior Vice President


                                  COMERICA BANK, as a Lender


                                  By: /s/ Mark B. Grover
                                     -------------------------------------------
                                           Mark B. Grover, Vice President


                                  THE BANK OF TOKYO-MITSUBISHI, LTD., as a
                                  Lender

                                  By: /s/ John Mearns
                                     -------------------------------------------
                                           John Mearns
                                           Vice President and Manager

                                  By: /s/ Jay Fort
                                     -------------------------------------------
                                           Jay Fort
                                           Vice President


                                  CHASE BANK OF TEXAS, N.A., as a Lender


                                  By: /s/ James R. Dolphin
                                     -------------------------------------------
                                           James R. Dolphin
                                           Senior Vice President


                                  GUARANTY FEDERAL BANK, F.S.B., as a Lender


                                  By:
                                     -------------------------------------------
                                           Richard Menchaca, Vice President


                                  SUNTRUST BANK, ATLANTA, as a Lender


                                  By: /s/ Frank A. Coe
                                     -------------------------------------------
                                           Frank A. Coe, Vice President



                                  BANKERS TRUST COMPANY, as a Lender


                                  By: /s/ Paddy Dowling
                                     -------------------------------------------
                                           Paddy Dowling, Vice President

                        GUARANTORS' CONSENT AND AGREEMENT

         As an inducement to the Lenders to execute, and in consideration of the Lenders' execution of this Amendment, each of the undersigned hereby consents to this Amendment and agrees that the same shall in no way release, diminish, impair, reduce or otherwise adversely affect the obligations and liabilities of the undersigned under their respective Guaranties described in the Credit Agreement executed by the undersigned, or any agreements, documents or instruments executed by any of the undersigned, all of which obligations and liabilities are, and shall continue to be, in full force and effect. This consent and agreement shall be binding upon the undersigned, and their respective successors and assigns, and shall inure to the benefit of the Lenders, and their respective successors and assigns.

                           Advanced Communication Technologies, Inc.
                           Arby Construction, Inc.
                           Austin Trencher, Inc.
                           CCLC, Inc.
                           Computapole, Inc.
                           Conti Communications, Inc.
                           Croce Electric Company, Inc.
                           Crown Fiber Communications, Inc.
                           Dillard Smith Construction Company
                           Driftwood Electrical Contractors, Inc.
                           Edwards Pipeline Company,  Inc.
                           Environmental Professional Associates, Limited Fiber Technology, Inc.
                           Five Points Construction Company
                           GEM Engineering Co., Inc.
                           Golden State Utility Co.
                           H.L. Chapman Pipeline Construction, Inc.
                           Haines Construction Company
                           Harker & Harker, Inc.
                           Intermountain Electric, Inc.
                           IRBY Construction Company
                           Line Equipment Sales Co.
                           Logical Link, Inc.
                           Manuel Bros., Inc.
                           Mears Group, Inc.
                           Mears Pipeline Services, Inc.
                           Metro Underground Services, Inc.
                           NetCom Management Group, Inc.
                           Network Communications Services, Inc.
                           North Pacific Construction Co., Inc.
                           North Sky Communications, Inc.
                           Northern Line Layers, Inc.
                           Pac West Construction, Inc.
                           PAR Electrical Contractors, Inc.
                           P.D.G. Electric Company
                           Potelco, Inc.
                           QSI, Inc.
                           Quanta XVII Acquisition Inc.
                           Quanta XLI Acquisition, Inc.
                           Quanta XLII Acquisition, Inc.
                           Quanta XLIII Acquisition, Inc.
                           Quanta XLV Acquisition, Inc.
                           Quanta XLVI Acquisition, Inc.
                           Quanta XLVII Acquisition, Inc.
                           Quanta XLVIII Acquisition, Inc.

                           Quanta L Acquisition, Inc.
                           Quanta LI Acquisition, Inc.
                           Quanta LII Acquisition, Inc.
                           Quanta LIII Acquisition, Inc.
                           Quanta LIV Acquisition, Inc.
                           Quanta LV Acquisition, Inc.
                           Quanta LVI Acquisition, Inc.
                           Quanta LVII Acquisition, Inc.
                           Quanta LVIII Acquisition, Inc.
                           Quanta LIX Acquisition, Inc.
                           Quanta LX Acquisition, Inc.
                           Quanta LXI Acquisition, Inc.
                           Quanta LXII Acquisition, Inc.
                           Quanta LXIII Acquisition, Inc.
                           Quanta LXIV Acquisition, Inc.
                           Quanta LXV Acquisition, Inc.
                           Quanta LXVI Acquisition, Inc.
                           Quanta LXVII Acquisition, Inc.
                           Quanta LXVIII Acquisition, Inc.
                           Quanta LXIX Acquisition, Inc.
                           Quanta LXX Acquisition, Inc.
                           Quanta LXXI Acquisition, Inc.
                           Quanta LXXII Acquisition, Inc.
                           Quanta LXXIII Acquisition, Inc.
                           Quanta LXXIV Acquisition, Inc.
                           Quanta Delaware, Inc.
                           Quanta Utility Installation Co., Inc,
                           R. A. Waffensmith & Co., Inc.
                           Ranger Directional, Inc.
                           S.K.S. Pipeliners, Inc.
                           Seaward Corporation
                           Southeast Pipeline Construction, Inc.
                           Spalj Construction Company
                           Specialty Drilling Technology, Inc.
                           Sullivan Welding, Inc.
                           Sumter Builders, Inc.
                           SynerTec Inc.
                           Telecom Network Specialists, Inc.
                           The Ryan Company, Inc.
                           Tom Allen Construction Company
                           TRANS TECH Electric, Inc.
                           Trawick Construction Co.
                           TTM, Inc.
                           TVS Systems, Inc.
                           Underground Construction Co., Inc.
                           Utilco, Inc.
                           Utilities Construction Co., Inc.
                           VCI Telecom, Inc.
                           W.C. Communications, Inc.
                           W.H.O.M. Corporation
                           Wade D. Taylor, Inc.
                           World Fiber, Inc.

                           By: /s/ Brad Eastman
                               -------------------------------------------------
                               Brad Eastman, President or Vice President of each
                                 Guarantor Coast To Coast, LLC

                          By:      Environmental Professional Associates,
                                     Limited, Its Member

                                   By:       /s/ Brad Eastman
                                            ------------------------------------
                                            Brad Eastman, Vice President

                          By:      Quanta Services, Inc., Its Member

                                   By:       /s/ Brad Eastman
                                            ------------------------------------
                                            Brad Eastman, Vice President

                          Lake Norman Pipeline, LLC

                          By:      Edwards Pipeline Company, Inc., Its Member

                                   By:       /s/ Brad Eastman
                                            ------------------------------------
                                            Brad Eastman, Vice President

                          Mears/CPG, LLC

                          By:      Mears Group, Inc., Its Member

                                   By:       /s/ Brad Eastman
                                            ------------------------------------
                                            Brad Eastman, Vice President

                          Mears Engineering, LLC

                          By:      Mears Group, Inc., Its Member

                                   By:       /s/ Brad Eastman
                                            ------------------------------------
                                            Brad Eastman, Vice President

                          Mears/HDD, LLC

                          By:      Mears Group, Inc., Its Member

                                   By:       /s/ Brad Eastman
                                            ------------------------------------
                                            Brad Eastman, Vice President

                          Mears Services, LLC

                          By:      Mears Group, Inc., Its Member

                                   By:       /s/ Brad Eastman
                                            ------------------------------------
                                            Brad Eastman, Vice President

                          Quanta Services Management Partnership, L.P.

                          By:      QSI, Inc., Its General Partner


                                   By:       /s/ Brad Eastman
                                            ------------------------------------
                                            Brad Eastman, Vice President